Exhibit 3.15(a)

DFI/CORP/38	United States of America
RECORD 2/00
State of Wisconsin
DEPARTMENT OF FINANCIAL INSTITUTIONS
To All to Whom These Presents Shall Come, Greeting:
     I, RAY ALLEN, Deputy Administrator, Division of Corporate & Consumer Services, Department of Financial Institutions, do hereby certify that the annexed copy has been compared by me with the record on file in the Corporation Section of the Division of Corporate & Consumer Services of this department and that the same is a true copy thereof and the whole of such record; and that I am the legal custodian of said record, and that this certification is in due form.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the official seal of the Department.

/s/ RAY ALLEN

RAY ALLEN, Deputy Administrator Division of Corporate & Consumer Services Department of Financial Institutions

DATE: DEC 21 2009	BY:	/s/ Patica Weber

Effective July 1, 1996, the Department of Financial Institutions assumed the functions previously performed by the Corporations Division of the Secretary of State and is the successor custodian of corporate records formerly held by the Secretary of State.

ARTICLES OF INCORPORATION
OF
CHECK MART OF WISCONSIN, INC.
Pursuant to Section 180.0202 of the Wisconsin Business Corporation LAW the undersigned hereby executes the following Articles of Incorporation for the purpose of forming a Wisconsin for profit corporation under Chapter 180 of the Wisconsin Statutes, repealed and recreated by 1989 Wisconsin Act 303.
ARTICLE 1. The name of the corporation is:
CHECK MART OF WISCONSIN, INC.
ARTICLE 2. The corporation shall have authority to issue one hundred (100) shares of common stock $.01 par value.
ARTICLE 3. The address of its initial registered office in the State of Wisconsin is 44 East Mifflin Street, Madison, Wisconsin 53703. The name of its registered agent at such address is CT Corporation System.
ARTICLE 4. The name and mailing address of the sole incorporator is as follows:
Steven C. Bravato
KLEHR, HARRISON, HARVEY, BRANZBURG & ELLERS
1401 Walnut Street
Philadelphia, PA 19102
ARTICLE 5. The names of the individuals constituting the initial Board of Directors of the corporation are:
Jeffrey Weiss
Donald Gayhardt
          I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Wisconsin Business Corporation Law, do make these articles, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 14th day of July, 1995.

/s/ Steven C. Bravato
Steven C. Bravato, Sole Incorporator

This document was drafted by Brian J. Sisko, Esquire. Cl C041798

$90.00 & $ 25.00Exp

ARTICLES OF
INCORPORATION
Chap. 180

STATE OF WISCONSIN FILED

JUL 17 1995

DOUGLAS LA FOLLETTE SECRETARY OF STATE
Tommy
CT Corporation System
44 E. Mifflin St.
Madison WI 53703